EXHIBIT 99.1

More information:
James Hart, SVP, Investor Relations
203.956.8746 (O) 203.339.2578 (M) jhart@affinion.com

AFFINION GROUP, INC. ANNOUNCES RESULTS FOR THE FOURTH QUARTER

AND YEAR ENDED DECEMBER 31, 2013

ACHIEVES FULL YEAR ADJUSTED EBITDA OF $293.3 MILLION

EXPECTS FLAT TO MODESTLY HIGHER LEVELS OF ADJUSTED EBITDA IN 2014

STAMFORD, Conn., February 27, 2014 – Affinion Group, Inc. (“Affinion” or the “Company”), the global leader in enabling companies to connect and engage with their customers, thereby creating rewarding relationships and enhancing brand loyalty, announced today the financial results for the three- and twelve-month periods ended December 31, 2013 (the “fourth quarter” or “quarter” and “full year,” respectively) for both Affinion and its parent company, Affinion Group Holdings, Inc. (“Holdings”).

“Given the successful resolution of our capital structure in the fourth quarter of 2013, we were pleased to be in the position to capitalize on the substantial opportunities we saw toward the end of the year to invest in both our domestic and International portfolios,” said Todd Siegel, Affinion’s Chief Executive Officer. “Because of these investments, our Adjusted EBITDA declined in both the quarter and the year, as anticipated by the guidance we previously provided.

“In 2014, as we continue to benefit from the ongoing diversification of our domestic membership business, we expect a significant lessening in the rate of decline in North American Membership,” continued Siegel. “We also expect that our Loyalty and International businesses will continue to deliver strong rates of growth in 2014, as there are significant opportunities to continue expanding our range of offerings and geographies that these businesses service.

“Because we are now in a position to fully pursue our opportunities with incremental investment, we expect our 2014 Adjusted EBITDA will be flat to modestly higher from 2013 levels, though our trailing twelve month comps will be somewhat challenging during most of this year because of the expected, yet relatively low, result from the fourth quarter of 2013 due to the investments we made in the business.”

Results Highlights

Notes: Adjusted EBITDA as referred to above excludes any pro forma impact of acquisitions. See Tables 6 and 11 for a complete description of Adjusted EBITDA and the related reconciliations to GAAP measures.

Fourth Quarter Net Revenues

•	Net revenues for the fourth quarter of 2013 decreased 14.5%, from $364.6 million in the fourth quarter of 2012 to $311.8 million, due primarily to declines in North American products revenues.

•	The decrease in overall net revenues was due principally to North American Membership, which continued to decline in a manner consistent with the Company’s expectations due to the previously disclosed reduction in new marketing campaigns with the Company’s large North American financial institution partners.

•	International revenue was essentially flat in the quarter due primarily to a non-recurring, non-cash adjustment of $8.2 million in connection with the recognition of retail revenue on a basis consistent with that of the North American business. Excluding the cumulative impact of this one-time item, International revenue would have increased by approximately 10% as compared to the fourth quarter of 2012.

Fourth Quarter Operating Results

•	Adjusted EBITDA (as defined in Note (d) of Table 6) was $39.8 million as compared to $74.9 million for the fourth quarter of 2012, a decrease of 46.9%.

•	Segment EBITDA was $2.9 million as compared to $46.3 million for the fourth quarter of 2012, a decrease of $43.4 million, as lower net revenues and higher marketing and commission costs more than offset lower general and administrative and operating expenses in the quarter.

•	As compared to Segment EBITDA, fourth quarter Adjusted EBITDA reflects the exclusion of, among other items, $8.2 million of debt financing costs, $7.5 million in costs related to the previously disclosed conversion to a new carrier relationships, $6.4 million of net, non-cash impact from the adjustment described above with respect to the recording of International revenue, $6.2 million in costs related primarily to the restructuring of certain operations including related severance costs, $3.5 million in costs relating to certain litigation matters, and $1.6 million of stock compensation expense.

Full Year Net Revenues

•	Net revenues for 2013 decreased 10.7%, from $1,494.6 million in 2012 to $1,334.7 million in 2013, with the significant growth from both Loyalty and International products revenues more than offset by the declines in both North American Membership as well as Insurance and Package products revenue.

•	Revenue generated from Loyalty and International products grew at a combined 10.4% growth rate in 2013 and represented 38% of the Company’s aggregate revenue.

•	In North America, the 9.1% growth in Loyalty products revenue was more than offset by declines in both Membership and Insurance and Package products revenue.

Full Year Operating Results

•	Adjusted EBITDA was $293.3 million in 2013 as compared to $334.8 million for 2012, a decrease of $41.5 million, or 12.4%.

•	Segment EBITDA was $203.3 million in 2013 as compared to $245.8 million in 2012, with the decrease due principally to the impact of the lower net revenues which more than offset lower marketing and commissions and lower operating costs.

•	As compared to Segment EBITDA, full year Adjusted EBITDA reflects the exclusion of, among other items, $21.5 million in costs related to the previously disclosed conversion to a new carrier relationships, $19.8 million in costs related primarily to the restructuring of certain operations including related severance costs, $11.1 million of debt financing costs, $9.6 million of stock compensation expense, $7.5 million in costs relating to the ongoing resolution of previously disclosed litigation matters, $6.4 million of net, non-cash impact from the adjustment described above with respect to the recording of International revenue.

•	Operating cash flow for 2013 was $41.5 million, compared to $68.9 million in 2012. The decrease was due primarily to the timing of certain receipts and payments and lower profitability.

Segment Commentary

North America:

Membership products revenue decreased $41.1 million in the quarter, from $160.8 million to $119.7 million, or 25.6%, as compared to the fourth quarter of 2012, and decreased $174.2 million, from $706.1 million to $531.9 million, or 24.7%, as compared to the full year. Net Membership revenues in both periods decreased primarily due to lower volumes in connection with the ongoing reduction in new marketing campaigns with large domestic financial institution partners as well as the ongoing, but anticipated, attrition in volumes contributed from the domestic portion of the subscriber base acquired from Webloyalty.

Membership Segment EBITDA decreased $10.6 million in the quarter, from $14.8 million to $4.2 million, as compared to the fourth quarter of 2012, and decreased $39.3 million, from $125.2 million to $85.9 million, as compared to the full year. The declines in both periods were primarily due to the lower net revenues, which were only partially offset by lower marketing and commissions as well as lower operating costs and general and administrative spend.

Insurance and Package products revenue decreased $9.2 million in the quarter, from $80.8 million to $71.6 million, or 11.4%, as compared to the fourth quarter of 2012 and decreased $33.5 million, from $332.0 million to $298.5 million, or 10.1%, as compared to the full year. The decrease in both periods was due primarily to a higher cost of insurance as a result of higher claims experience, lower supplemental insureds and lower Package revenue as a result of lower volumes of Package subscribers, while full year revenue was also negatively impacted by lower fee-based revenue.

Insurance and Package Segment EBITDA decreased $17.3 million in the quarter, from $21.9 million to $4.6 million, or 79.0%, as compared to the fourth quarter of 2012 and decreased $38.9 million, from $103.9 million to $65.0 million, or 37.4%, as compared to the full year. Segment EBITDA in the quarter declined due to the lower revenues and higher marketing costs incurred in the quarter. For the full year, EBITDA declined due to the lower revenues as well as higher costs in connection with the previously announced migration to a new insurance carrier.

Loyalty products revenue decreased $2.2 million in the quarter, from $42.6 million to $40.4 million, or 5.2%, as compared to the fourth quarter of 2012, and increased $14.2 million, from $155.6 million to $169.8 million, or 9.1%, as compared to the full year. Revenue in the quarter declined due to lower overall redemptions driven, in part, by a change in the mix of seasonal redemption activities relative to the fourth quarter of 2012, while revenue in the year grew due primarily to the launch of new programs and growth in current programs with existing clients.

Loyalty Segment EBITDA decreased $2.2 million in the quarter, from $16.5 million to $14.3 million, or 13.3%, as compared to the fourth quarter of 2012 and increased $12.4 million, from $54.6 million to $67.0 million, or 22.7%, as compared to the full year. Segment EBITDA in the quarter declined as lower operating costs associated with the lower revenues were offset by higher general and administrative costs, due, in part, to new client programs, while for the full year, the increased revenue generated from the new programs was only partially offset by higher operating expenses.

International:

International revenue decreased $0.3 million in the quarter, from $81.0 million to $80.7 million, or 0.4%, as compared to the fourth quarter of 2012, and increased $33.5 million, from $303.2 million to $336.7 million, or 11.0%, as compared to the full year. The decline in the quarter was due to a non-recurring, non-cash $8.2 million adjustment in connection with the recognition of retail revenue on a basis consistent with that of North America, and excluding this one-time item, revenue would have increased 9.8%. This growth, as well as the growth over the full year, was due to higher retail member volumes from both the Company’s online and offline acquisition channels, revenue generated from the previously disclosed acquisitions in Turkey and a $2.5 million and $4.7 million favorable impact from foreign exchange in both the quarter and year, respectively.

International Segment EBITDA decreased $7.5 million in the quarter, from $(0.9) million to $(8.4) million, as compared to the fourth quarter of 2012, and decreased $9.8 million, from $19.6 million to $9.8 million, or 50.0%, as compared to the full year. The decrease in both periods was primarily due to higher marketing and commissions spending, as well as higher operating costs in connection with the higher business volumes and the net impact of the adjustment described above, which more than offset the higher revenues, excluding the accounting adjustment.

Selected Liquidity Data

During the fourth quarter of 2013, Affinion and Holdings completed an offer to exchange (the “debt exchange offer”) a substantial majority of the face value of the Affinion senior subordinated notes into new securities and the Holdings senior unsecured notes into new securities with warrants to purchase shares of the Holdings’ Class B common stock, as described more fully below.

Affinion Group, Inc.

Affinion has several debt instruments outstanding, including senior notes, senior subordinated notes, and senior secured credit facilities, which consist of a term loan facility and revolving credit facility. For a more complete description of Affinion’s debt instruments at December 31, 2013, see the note in Table 2.

As part of the debt exchange offer, Affinion Investments, LLC, a wholly-owned subsidiary of the Company, issued $360.0 million in face value of 13.5% senior subordinated notes due in 2018 in exchange for $352.9 million in aggregate face principal amount of Affinion’s existing senior subordinated notes due in 2015. In addition, Affinion amended its term loan facility to, among other things, remove the springing maturity provision and modify the senior secured leverage ratio covenant to remove any additional step-downs beyond what was required as of September 30, 2013.

At December 31, 2013, Affinion had $1,084.7 million outstanding under its term loan facility, $472.8 million outstanding under Affinion’s senior notes (net of discounts) due in 2018 and $2.6 million outstanding under Affinion’s the senior subordinated notes due in 2015, and $351.9 million outstanding under the Affinion Investments LLC senior subordinated notes (net of discounts).

As of December 31, 2013, there were $46.0 million in outstanding borrowings against the Company’s revolving credit facility, and $108.2 million of the credit facility was available for borrowing, after giving effect to the issuance of $10.8 million in letters of credit.

At December 31, 2013, the Company had $19.6 million of unrestricted cash on hand.

Affinion Group Holdings, Inc.

As part of the debt exchange offer, Holdings issued $292.8 million in face value of 13.75%/14.5% senior secured PIK/toggle notes due in 2018 in exchange for $292.8 million of the existing Holdings senior notes due in 2015. At Holdings’ option, it may elect to pay interest on the newly issued Holdings senior notes due in cash, by increasing the principal amount of the notes or by a combination of both. In connection with the debt exchange, Holdings issued 13.5 million Series A warrants, each of which is exercisable for one share of Holdings’ Class B common stock at any time, and 70.2 million Series B warrants, each of which is exercisable for one share of Holdings’ Class B common stock but is not exercisable until and unless on the fourth anniversary of their issuance, 5% or more aggregate principal amount of the newly issued Holdings senior notes due in 2018 is still outstanding and unpaid, but will otherwise expire and be cancelled without having become exercisable. Subject to those provisions, both the Series A and Series B warrants expire in December 2023.

At December 31, 2013, Holdings had $267.2 million outstanding under its senior secured PIK/toggle notes (net of discounts) due in 2018 and $32.2 million outstanding under its senior notes due in 2015, in addition to Affinion’s debt instruments, and $20.1 million of unrestricted cash on hand, of which $0.5 million resides at Holdings.

Historically, the business results for Affinion and Holdings have been substantially similar, particularly with respect to revenue and Adjusted EBITDA. Results for Holdings have been included as an addendum to this release in Tables 7-11.

Call-In Information

Affinion will hold an informational call to discuss the results for the three- and twelve-month period ended December 31, 2013, at 10:00 am (EST) on Thursday, February 27, 2014. The conference call will be broadcast live and can be accessed by dialing 1-866-394-8483 (domestic) or 1-706-758-1455 (international) and entering passcode 14035104. Interested parties should call at least ten (10) minutes prior to the call to register. The Company will also provide an on-line Web simulcast of its conference call at www.affinion.com/ir. A telephonic replay of the call will be available through midnight (EST) March 3, 2014 by dialing 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and entering passcode 14035104.

Important Notes

The information presented in this release is a comparison of the unaudited consolidated results of operations for the three month period ended December 31, 2013 and the audited consolidated results of operations for the twelve month period ended December 31, 2013 to the unaudited consolidated results of operations for the three month period ended December 31, 2012 and the audited consolidated results of operations for the twelve month period ended December 31, 2012, respectively.

About Affinion Group

As a global leader with 40 years of experience, Affinion Group enhances the value of its partners’ customer relationships by developing and marketing loyalty solutions. Leveraging its expertise in customer engagement, product development and targeted marketing, Affinion provides programs in subscription-based lifestyle services, personal protection, insurance and other areas to help generate increased customer loyalty and significant incremental revenue for more than 5,670 marketing partners worldwide, including many of the largest and most respected companies in financial services, retail, travel, and Internet commerce. Based in Stamford, Conn., the Company has approximately 3,925 employees and has marketing capabilities in 19 countries globally. For more information, visit www.affinion.com.

Safe Harbor Statement

This press release may contain “forward-looking” statements as defined by the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission (SEC) in its rules, regulations and releases. These statements include, but are not limited to, discussions regarding industry outlook, Affinion’s expectations regarding the performance of its business, its liquidity and capital resources, its guidance for 2014 and the other non-historical statements. These statements can be identified by the use of words such as “believes” “anticipates,” “expects,” “intends,” “plans,” “continues,” “estimates,” “predicts,” “projects,” “forecasts,” and similar expressions. All forward-looking statements are based on management’s current expectations and beliefs only as of the date of this press release and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, risks related to general economic and business conditions and international and geopolitical events, a downturn in the credit card industry or changes in the techniques of credit card issuers, industry trends, foreign currency exchange rates, the effects of a decline in travel on the Company’s travel fulfillment business, termination or expiration of one or more agreements with its marketing partners or a reduction of the marketing of its services by one or more of its marketing partners, the Company’s substantial leverage, restrictions contained in its debt agreements, its inability to compete effectively, and other risks identified and discussed from time to time in reports filed by Affinion and Affinion Holdings with the SEC, including Affinion’s most recent Annual Report on Form 10-K for the year ended December 31, 2013, and Affinion Holdings’ most recent Annual Report on Form 10-K for the year ended December 31, 2013. Readers are strongly encouraged to review carefully the full cautionary statements described in these reports. Except as required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements to reflect events or circumstances after the date of this press release, or to reflect the occurrence of unanticipated events or circumstances.

Financial Tables and Other Data Follow

TABLE 1

AFFINION GROUP HOLDINGS, INC.

AFFINION GROUP, INC.

UNAUDITED SUPPLEMENTAL DATA FOR

SELECTED BUSINESS SEGMENTS

The following table provides data for selected business segments.

Subscriber and insured amounts in thousands, except dollars and percentages.

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Global Average Subscribers, excluding Basic Insureds	39,242	43,002	40,692	43,855
Annualized Net Revenue Per Global Average Subscriber, excluding Basic Insureds (1)	$27.62	$29.88	$28.66	$30.30
Global Membership Subscribers
Average Global Retail Subscribers (2)	8,122	10,131	8,851	10,563
Annualized Net Revenue Per Global Average Subscriber (1)	$79.81	$79.52	$80.84	$79.74

Global Package Subscribers and Wholesale
Average Global Package Subscribers and Wholesale (2)	27,268	28,803	27,902	29,147
Annualized Net Revenue Per Global Average Package and Wholesale Subscriber (1)	$7.17	$7.60	$7.33	$7.61

Global Insureds
Average Supplemental Insureds (2)	3,852	4,068	3,939	4,145
Annualized Net Revenue Per Supplemental Insured (1)	$62.34	$63.97	$62.46	$63.87

Global Average Subscribers, including Basic Insureds	59,864	64,598	61,664	65,821

(1)	Annualized Net Revenue Per Global Average Subscriber and Supplemental Insured are all calculated by taking the revenues as reported for the period and dividing it by the average subscribers or insureds, as applicable, for the period. Quarterly periods are then multiplied by four to annualize this amount for comparative purposes. Upon cancellation of a subscriber or an insured, as applicable, the subscriber’s or insured’s, as applicable, revenues are no longer recognized in the calculation.
(2)	Average Global Subscribers and Average Supplemental Insureds for the period are all calculated by determining the average subscribers or insureds, as applicable, for each month in the period (adding the number of subscribers or insureds, as applicable, at the beginning of the month with the number of subscribers or insureds, as applicable, at the end of the month and dividing that total by two) and then averaging that result for the period. A subscriber’s or insured’s, as applicable, account is added or removed in the period in which the subscriber or insured, as applicable, has joined or cancelled.

TABLE 2

AFFINION GROUP, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

(In millions, except share amounts)

	December 31,	December 31,
	2013	2012
Assets
Current assets:
Cash and cash equivalents	$19.6	$32.5
Restricted cash	36.6	34.4
Receivables (net of allowances for doubtful accounts of $11.8 and $9.4, respectively)	132.5	140.1
Profit-sharing receivables from insurance carriers	64.7	74.6
Prepaid commissions	37.5	42.5
Income taxes receivable	2.6	6.3
Other current assets	87.4	85.0

Total current assets	380.9	415.4
Property and equipment, net	140.4	136.5
Contract rights and list fees, net	19.1	22.0
Goodwill	606.3	607.3
Other intangibles, net	153.8	225.2
Receivables from related parties	21.5	—
Other non-current assets	62.5	66.7

Total assets	$1,384.5	$1,473.1

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.7	$11.8
Accounts payable and accrued expenses	391.2	401.0
Payables to related parties	40.1	42.8
Deferred revenue	105.4	114.6
Income taxes payable	4.3	8.9

Total current liabilities	552.7	579.1
Long-term debt	1,947.1	1,911.8
Deferred income taxes	74.5	71.9
Deferred revenue	10.4	15.3
Other long-term liabilities	36.8	41.1

Total liabilities	2,621.5	2,619.2

Commitments and contingencies

Deficit:
Common stock and additional paid-in capital, $0.01 par value, 1,000 shares authorized, and 100 shares issued and outstanding	102.6	102.6
Accumulated deficit	(1,346.4)	(1,256.8)
Accumulated other comprehensive income	5.7	6.5

Total Affinion Group, Inc. deficit	(1,238.1)	(1,147.7)
Non-controlling interest in subsidiary	1.1	1.6

Total deficit	(1,237.0)	(1,146.1)

Total liabilities and deficit	$1,384.5	$1,473.1

Note: The information presented in these press release tables 1-6 reflects the financial statement data and the results of operations of Affinion Group, Inc. (“Affinion”) and its consolidated subsidiaries as of the dates indicated above and does not include the $325.0 million senior notes incurred in October 2010 by Affinion Group Holdings, Inc. or the $292.8 million 13.75%/14.5% Senior Secured PIK/Toggle Notes due 2018 issued as part of the debt exchange offer on December 12, 2013, as described in the Liquidity and Capital Resources section of the Form 10-K filed for the fiscal year ended December 31, 2013. As part of the financing for the acquisition of the assets of Cendant Marketing Services Division by the Company from Cendant Corporation, Affinion (a) issued $270.0 million in principal amount of 10 1/8% senior notes maturing on October 15, 2013 ($266.4 million net of discount), (b) entered into senior secured credit facilities consisting of a term loan facility in the principal amount of $860.0 million and a revolving credit facility in an aggregate amount of up to $100.0 million, and (c) entered into a senior subordinated bridge loan facility in the principal amount of $383.6 million. On April 26, 2006, $349.5 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from a private offering of $355.5 million aggregate principal amount of 11 1/2% senior subordinated notes maturing on October 15, 2015. Subsequently, on May 3, 2006, the remaining $34.1 million of principal borrowings under the senior subordinated bridge loan facility were repaid using the proceeds from another private offering of $34.0 million aggregate principal amount of 10 1/8% senior notes maturing on October 15, 2013. The senior notes were issued as additional notes under the indenture dated as of October 17, 2005. On June 5, 2009, Affinion issued $150.0 million of new 10 1/8% senior notes maturing on October 15, 2013 ($136.5 million net of discount) in a private placement transaction. On April 9, 2010, Affinion entered into a $1.0 billion amended and restated senior secured credit facility consisting of a five-year $125.0 million revolving loan facility (increased in December 2012 to $165.0 million) and an $875.0 million term loan facility maturing in six and a half years. In November 2010, Affinion issued 7.875% senior notes and utilized the net proceeds to redeem the 10 1/8% senior notes issued in 2005, 2006 and 2009. On February 11, 2011, Affinion obtained incremental term loans in an aggregate principal amount of $250.0 million under Affinion’s amended and restated senior secured credit facility. Affinion used a portion of the proceeds to pay a dividend of $199.8 million to Affinion Holdings, with the balance used for working capital and other corporate purposes and to fund strategic initiatives. As part of the debt exchange offer on December 12, 2013, Affinion Investments, LLC, a wholly-owned subsidiary of the Company, issued $360.0 million in face value of 13.5% senior subordinated notes due in 2018 in exchange for $352.9 million in aggregate face principal amount of the existing senior notes due in 2015.

TABLE 3

AFFINION GROUP, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2013 AND 2012

(In millions)

	For the Three Months Ended		For the Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net revenues	$311.8	$364.6	$1,334.7	$1,494.6

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	158.1	152.0	533.2	600.1
Operating costs	111.2	115.3	439.4	459.5
General and administrative	38.0	51.0	156.7	150.4
Impairment of goodwill and other long-lived assets	1.6	—	1.6	39.7
Facility exit costs	—	—	0.5	(0.9)
Depreciation and amortization	27.6	36.9	113.9	184.5

Total expenses	336.5	355.2	1,245.3	1,433.3

Income (loss) from operations	(24.7)	9.4	89.4	61.3
Interest income	—	0.1	0.5	0.8
Interest expense	(42.0)	(38.8)	(165.6)	(150.3)
Other income (expense), net	0.1	—	0.1	(0.2)

Loss before income taxes and non-controlling interest	(66.6)	(29.3)	(75.6)	(88.4)
Income tax expense	(1.4)	(1.3)	(13.6)	(10.2)

Net loss	(68.0)	(30.6)	(89.2)	(98.6)
Less: net income attributable to non-controlling interest	(0.1)	(0.2)	(0.4)	(0.7)

Net loss attributable to Affinion Group, Inc.	$(68.1)	$(30.8)	$(89.6)	$(99.3)

Net loss	$(68.0)	$(30.6)	$(89.2)	$(98.6)
Currency translation adjustment, net of tax	1.6	0.9	(1.1)	1.2

Comprehensive loss	(66.4)	(29.7)	(90.3)	(97.4)
Less: comprehensive income attributable to non-controlling interest	—	(0.1)	(0.1)	(0.6)

Comprehensive loss attributable to Affinion Group, Inc.	$(66.4)	$(29.8)	$(90.4)	$(98.0)

TABLE 4

AFFINION GROUP, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(In millions)

	For the Years Ended
	December 31, 2013	December 31, 2012
Operating Activities
Net loss	$(89.2)	$(98.6)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	113.9	184.5
Amortization of debt discount and financing costs	10.1	8.6
Unrealized loss on interest rate swaps	—	1.2
Impairment of goodwill and other long-lived assets	1.6	39.7
Impairment of equity investment	0.7	1.0
Adjustment to liability for additional consideration based on earn-out	—	(14.6)
Provision for loss on accounts receivable	2.7	6.9
Financing costs	11.1	—
Facility exit costs	0.5	(0.9)
Share-based compensation	9.6	11.2
Deferred income taxes	7.3	2.3
Net change in assets and liabilities:
Restricted cash	(0.7)	(0.5)
Receivables	4.5	(14.0)
Receivables from related parties	—	0.7
Profit-sharing receivables from insurance carriers	10.0	(0.6)
Prepaid commissions	5.2	10.4
Other current assets	(1.7)	(15.4)
Contract rights and list fees	2.7	0.1
Other non-current assets	(5.6)	5.8
Accounts payable and accrued expenses	(12.3)	(11.5)
Payables to related parties	(7.6)	(3.7)
Deferred revenue	(13.8)	(41.9)
Income taxes receivable and payable	(1.0)	1.4
Other long-term liabilities	(4.9)	(1.5)
Other, net	(1.6)	(1.7)

Net cash provided by operating activities	41.5	68.9

Investing Activities
Capital expenditures	(46.3)	(51.7)
Restricted cash	(1.2)	(3.1)
Acquisition-related payments, net of cash acquired	(3.6)	(13.5)

Net cash used in investing activities	(51.1)	(68.3)

Financing Activities
Borrowings under revolving credit facility, net	46.0	—
Principal payments on borrowings	(11.8)	(11.8)
Financing costs	(10.7)	(6.3)
Receivables from and payables to parent company	(26.2)	—
Distribution to non-controlling interest of a subsidiary	(0.6)	—
Return of capital to parent company	—	(37.0)

Net cash used in financing activities	(3.3)	(55.1)

Effect of changes in exchange rates on cash and cash equivalents	—	0.7

Net decrease in cash and cash equivalents	(12.9)	(53.8)
Cash and cash equivalents, beginning of year	32.5	86.3

Cash and cash equivalents, end of year	$19.6	$32.5

Supplemental Disclosure of Cash Flow Information:
Interest payments	$157.8	$148.5

Income tax payments, net of refunds	$6.8	$7.6

TABLE 5

AFFINION GROUP, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	December 31, 2013	December 31, 2012	Increase (Decrease)	December 31, 2013	December 31, 2012	Increase (Decrease)
Affinion North America
Membership products	$119.7	$160.8	$(41.1)	$4.2	$14.8	$(10.6)
Insurance and package products	71.6	80.8	(9.2)	4.6	21.9	(17.3)
Loyalty products	40.4	42.6	(2.2)	14.3	16.5	(2.2)
Eliminations	(0.6)	(0.6)	—	—	—	—

Total North America	231.1	283.6	(52.5)	23.1	53.2	(30.1)
Affinion International
International products	80.7	81.0	(0.3)	(8.4)	(0.9)	(7.5)

Total products	311.8	364.6	(52.8)	14.7	52.3	(37.6)
Corporate	—	—	—	(10.2)	(6.0)	(4.2)
Impairment of goodwill and other long-lived assets	—	—	—	(1.6)	—	(1.6)

Total	$311.8	$364.6	$(52.8)	2.9	46.3	(43.4)

Depreciation and amortization				(27.6)	(36.9)	9.3

Income (loss) from operations				$(24.7)	$9.4	$(34.1)

	Net revenues			Segment EBITDA (1)
	For the Years Ended			For the Years Ended
	December 31, 2013	December 31, 2012	Increase (Decrease)	December 31, 2013	December 31, 2012	Increase (Decrease)
Affinion North America
Membership products	$531.9	$706.1	$(174.2)	$85.9	$125.2	$(39.3)
Insurance and package products	298.5	332.0	(33.5)	65.0	103.9	(38.9)
Loyalty products	169.8	155.6	14.2	67.0	54.6	12.4
Eliminations	(2.2)	(2.3)	0.1	—	—	—

Total North America	998.0	1,191.4	(193.4)	217.9	283.7	(65.8)
Affinion International
International products	336.7	303.2	33.5	9.8	19.6	(9.8)

Total products	1,334.7	1,494.6	(159.9)	227.7	303.3	(75.6)
Corporate	—	—	—	(22.8)	(17.8)	(5.0)
Impairment of goodwill and other long-lived assets	—	—	—	(1.6)	(39.7)	38.1

Total	$1,334.7	$1,494.6	$(159.9)	203.3	245.8	(42.5)

Depreciation and amortization				(113.9)	(184.5)	70.6

Income from operations				$89.4	$61.3	$28.1

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 6 for a discussion of Segment EBITDA.

TABLE 6

AFFINION GROUP, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions, except ratios)

Set forth below is a reconciliation of our consolidated net cash provided by (used in) operating activities for the years and three months ended December 31, 2013 and 2012 to our Adjusted EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net cash provided by (used in) operating activities	$41.5	$68.9	$(61.4)	$14.1
Interest expense, net	165.1	149.5	42.0	38.7
Income tax expense	13.6	10.2	1.4	1.3
Amortization of debt discount and financing costs	(10.1)	(8.6)	(2.5)	(2.3)
Unrealized loss on interest rate swaps	—	(1.2)	—	—
Provision for loss on accounts receivable	(2.7)	(6.9)	(2.7)	(6.9)
Deferred income taxes	(7.3)	(2.3)	(0.2)	1.6
Changes in assets and liabilities	26.8	72.4	41.5	2.2
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (a)	22.3	28.0	8.2	14.3
Other, net (b)	44.1	24.8	13.5	11.9

Adjusted EBITDA, excluding pro forma adjustments (c) (d)	293.3	$334.8	$39.8	$74.9

Effect of the pro forma adjustments (e)	13.6

Adjusted EBITDA, including pro forma adjustments (f)	$306.9

(a)	Eliminates the effect of purchase accounting related to the Apollo Transactions and acquisition of Boyner Bireysel Urunler Satis ve Pazarlama A.S. (“Back-Up”), a Turkish provider of concierge and other assistance services and a sister company, Bofis Turizm ve Ticaret A.S. (“Travel”), a Turkish travel agency, legal costs for certain legal matters and costs associated with severance incurred.
(b)	Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities, including business optimization, (v) consulting fees paid to Apollo and (vi) the impact of an adjustment related to the recognition of International retail revenue.
(c)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(d)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Back-Up and Travel acquisition. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on January 1, 2013 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing Affinion’s 7.875% senior notes due 2018 (the “2010 senior notes”) and Affinion’s 13.5% senior subordinated notes due 2018 (the “2013 senior subordinated notes”).
(e)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Back-Up and Travel acquisition as if such restructurings and cost savings initiatives had occurred on January 1, 2013.
(f)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (e) above.

TABLE 6 - cont’d

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the years and three months ended December 31, 2013 and 2012 to our Adjusted EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net loss attributable to Affinion Group, Inc.	$(89.6)	$(99.3)	$(68.1)	$(30.8)
Interest expense, net	165.1	149.5	42.0	38.7
Income tax expense	13.6	10.2	1.4	1.3
Non-controlling interest	0.4	0.7	0.1	0.2
Other (income) expense, net	(0.1)	0.2	(0.1)	—
Depreciation and amortization	113.9	184.5	27.6	36.9
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (a)	4.6	0.4	0.8	0.4
Certain legal costs (b)	7.5	12.3	3.5	10.3
Net cost savings (c)	10.2	15.3	3.9	3.6
Other, net (d)	67.7	61.0	28.7	14.3

Adjusted EBITDA, excluding pro forma adjustments (e) (f)	293.3	$334.8	$39.8	$74.9

Effect of the pro forma adjustments (g)	13.6

Adjusted EBITDA, including pro forma adjustments (h)	$306.9

Interest coverage ratio (i)	1.86
Senior secured leverage ratio (j)	3.62
Fixed charge coverage ratio (k)	1.97

(a)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition.
(b)	Represents the elimination of legal costs for certain legal matters.
(c)	Represents the elimination of costs associated with severance incurred.
(d)	Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, including business optimization, (vi) consulting fees paid to Apollo, (vii) facility exit costs, (viii) the impairment charge related to the goodwill, intangible assets and property and equipment of Prospectiv Direct, Inc. (“Prospectiv”), (ix) the impact of an adjustment related to the recognition of International retail revenue and (x) debt refinancing expenses.
(e)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(f)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Back-Up and Travel acquisition. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on January 1, 2013 in calculating the Adjusted EBITDA under the amended and restated senior secured credit facility and the indentures governing our 2010 senior notes and 2013 senior subordinated notes.
(g)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Back-Up and Travel acquisition as if such restructurings and cost savings initiatives had occurred on January 1, 2013.
(h)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (g) above.
(i)	The interest coverage ratio is defined in our amended and restated senior secured credit facility, as amended on December 12, 2013 (Adjusted EBITDA, as defined, to interest expense, as defined). The interest coverage ratio must be equal to or greater than 1.25 to 1.0 at December 31, 2013.
(j)	The senior secured leverage ratio is defined in our amended and restated senior secured credit facility, as amended on December 12, 2013 (senior secured debt, as defined, to Adjusted EBITDA, as defined). The senior secured leverage ratio must be equal to or less than 4.25 to 1.0 at December 31, 2013.
(k)	The fixed charge coverage ratio is defined in the indentures governing our 2010 senior notes and 2013 senior subordinated notes (consolidated cash flows, as defined, which is computed with the same addbacks as in Adjusted EBITDA (as defined in our amended and restated senior secured credit facility) to fixed charges, as defined). The calculation of fixed charges excludes the amortization of deferred financing costs associated with the amendment and restatement of our credit facility on April 9, 2010.

Set forth below is a reconciliation of our consolidated net loss attributable to Affinion Group, Inc. for the years and three months ended December 31, 2013 and 2012 to our Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Years Ended		For the Three Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net loss attributable to Affinion Group, Inc.	$(89.6)	$(99.3)	$(68.1)	$(30.8)
Interest expense, net	165.1	149.5	42.0	38.7
Income tax expense	13.6	10.2	1.4	1.3
Non-controlling interest	0.4	0.7	0.1	0.2
Other (income) expense, net	(0.1)	0.2	(0.1)	—
Depreciation and amortization	113.9	184.5	27.6	36.9

Segment EBITDA	$203.3	$245.8	$2.9	$46.3

TABLE 7

AFFINION GROUP HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2013 AND 2012

(In millions, except share amounts)

	December 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$20.1	$51.9
Restricted cash	36.6	34.4
Receivables (net of allowances for doubtful accounts of $11.8 and $9.4, respectively)	132.5	140.1
Profit-sharing receivables from insurance carriers	64.7	74.6
Prepaid commissions	37.5	42.5
Income taxes receivable	2.6	6.3
Other current assets	87.4	85.0

Total current assets	381.4	434.8
Property and equipment, net	140.4	136.5
Contract rights and list fees, net	19.1	22.0
Goodwill	606.3	607.3
Other intangibles, net	153.8	225.2
Other non-current assets	67.2	70.8

Total assets	$1,368.2	$1,496.6

Liabilities and Deficit
Current liabilities:
Current portion of long-term debt	$11.7	$11.8
Accounts payable and accrued expenses	398.4	411.3
Deferred revenue	105.4	114.6
Income taxes payable	4.3	9.0

Total current liabilities	519.8	546.7
Long-term debt	2,246.5	2,234.2
Deferred income taxes	74.5	71.9
Deferred revenue	10.4	15.3
Other long-term liabilities	36.8	41.0

Total liabilities	2,888.0	2,909.1

Commitments and contingencies
Deficit:
Common stock, $0.01 par value, 540,000,000 and 360,000,000 shares authorized, 85,129,859 and 85,128,062 shares issued and 84,913,613 and 84,912,610 shares outstanding	0.9	0.9
Additional paid-in capital	136.6	132.9
Warrants	25.8	—
Accumulated deficit	(1,688.8)	(1,553.3)
Accumulated other comprehensive income	5.7	6.5
Treasury stock, at cost, 216,246 and 215,452 shares	(1.1)	(1.1)

Total Affinion Group Holdings, Inc. deficit	(1,520.9)	(1,414.1)
Non-controlling interest in subsidiary	1.1	1.6

Total deficit	(1,519.8)	(1,412.5)

Total liabilities and deficit	$1,368.2	$1,496.6

TABLE 8

AFFINION GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2013 AND 2012

(In millions)

	For the Three Months Ended		For the Years Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net revenues	$311.8	$364.6	$1,334.7	$1,494.6

Expenses:
Cost of revenues, exclusive of depreciation and amortization shown separately below:
Marketing and commissions	158.1	152.0	533.2	600.1
Operating costs	111.2	115.3	439.4	459.5
General and administrative	38.1	51.2	157.0	150.7
Impairment of goodwill and other long-lived assets	1.6	—	1.6	39.7
Facility exit costs	—	—	0.5	(0.9)
Depreciation and amortization	27.6	36.9	113.9	184.5

Total expenses	336.6	355.4	1,245.6	1,433.6

Income (loss) from operations	(24.8)	9.2	89.1	61.0
Interest income	(0.1)	0.2	0.4	0.9
Interest expense	(52.8)	(48.8)	(206.5)	(190.4)
Loss on extinguishment of debt	(4.6)	—	(4.6)	—
Other income (expense), net	0.1	—	0.1	(0.2)

Loss before income taxes and non-controlling interest	(82.2)	(39.4)	(121.5)	(128.7)
Income tax expense	(1.4)	(1.3)	(13.6)	(10.2)

Net loss	(83.6)	(40.7)	(135.1)	(138.9)
Less: net income attributable to non-controlling interest	(0.1)	(0.2)	(0.4)	(0.7)

Net loss attributable to Affinion Group Holdings, Inc.	$(83.7)	$(40.9)	$(135.5)	$(139.6)

Net loss	$(83.6)	$(40.7)	$(135.1)	$(138.9)
Currency translation adjustment, net of tax	1.6	0.9	(1.1)	1.2

Comprehensive loss	(82.0)	(39.8)	(136.2)	(137.7)
Less: comprehensive income attributable to non-controlling interest	—	(0.1)	(0.1)	(0.6)

Comprehensive loss attributable to Affinion Group Holdings, Inc.	$(82.0)	$(39.9)	$(136.3)	$(138.3)

TABLE 9

AFFINION GROUP HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2013 AND 2012

(In millions)

	For the Years Ended
	December 31, 2013	December 31, 2012
Operating Activities
Net loss	$(135.1)	$(138.9)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	113.9	184.5
Amortization of debt discount and financing costs	12.7	11.0
Unrealized loss on interest rate swaps	—	1.2
Impairment of goodwill and other long-lived assets	1.6	39.7
Impairment of equity investment	0.7	1.0
Adjustment to liability for additional consideration based on earn-out	—	(14.6)
Provision for loss on accounts receivable	2.7	6.9
Financing costs	11.1	—
Loss on extinguishment of debt	4.6	—
Facility exit costs	0.5	(0.9)
Share-based compensation	9.6	11.2
Deferred income taxes	7.3	2.3
Net change in assets and liabilities:
Restricted cash	(0.7)	(0.5)
Receivables	4.5	(14.0)
Receivables from related parties	—	0.7
Profit-sharing receivables from insurance carriers	10.0	(0.6)
Prepaid commissions	5.2	10.4
Other current assets	(1.7)	(15.4)
Contract rights and list fees	2.7	0.1
Other non-current assets	(5.6)	5.8
Accounts payable and accrued expenses	(21.5)	(14.4)
Payables to related parties	—	(0.7)
Deferred revenue	(13.8)	(41.9)
Income taxes receivable and payable	(1.0)	1.4
Other long-term liabilities	(4.9)	(1.5)
Other, net	(1.6)	(1.7)

Net cash provided by operating activities	1.2	31.1

Investing Activities
Capital expenditures	(46.3)	(51.7)
Restricted cash	(1.2)	(3.1)
Acquisition-related payments, net of cash acquired	(3.6)	(13.5)

Net cash used in investing activities	(51.1)	(68.3)

Financing Activities
Borrowings under revolving credit facility, net	46.0	—
Principal payments on borrowings	(11.8)	(11.8)
Financing costs	(15.5)	(6.3)
Distribution to non-controlling interest of a subsidiary	(0.6)	—
Proceeds from issuance of common stock	—	0.1

Net cash (used in) provided by financing activities	18.1	(18.0)

Effect of changes in exchange rates on cash and cash equivalents	—	0.7

Net decrease in cash and cash equivalents	(31.8)	(54.5)
Cash and cash equivalents, beginning of year	51.9	106.4

Cash and cash equivalents, end of year	$20.1	$51.9

Supplemental Disclosure of Cash Flow Information:
Interest payments	$198.1	$186.3

Income tax payments, net of refunds	$6.8	$7.6

TABLE 10

AFFINION GROUP HOLDINGS, INC.

UNAUDITED OPERATING SEGMENT RESULTS

(In millions)

Net revenues and Segment EBITDA by operating segment are as follows:

	Net revenues			Segment EBITDA (1)
	For the Three Months Ended			For the Three Months Ended
	December 31, 2013	December 31, 2012	Increase (Decrease)	December 31, 2013	December 31, 2012	Increase (Decrease)
Affinion North America
Membership products	$119.7	$160.8	$(41.1)	$4.2	$14.8	$(10.6)
Insurance and package products	71.6	80.8	(9.2)	4.6	21.9	(17.3)
Loyalty products	40.4	42.6	(2.2)	14.3	16.5	(2.2)
Eliminations	(0.6)	(0.6)	—	—	—	—

Total North America	231.1	283.6	(52.5)	23.1	53.2	(30.1)
Affinion International
International products	80.7	81.0	(0.3)	(8.4)	(0.9)	(7.5)

Total products	311.8	364.6	(52.8)	14.7	52.3	(37.6)
Corporate	—	—	—	(10.3)	(6.2)	(4.1)
Impairment of goodwill and other long-lived assets	—	—	—	(1.6)	—	(1.6)

Total	$311.8	$364.6	$(52.8)	2.8	46.1	(43.3)

Depreciation and amortization				(27.6)	(36.9)	9.3

Income (loss) from operations				$(24.8)	$9.2	$(34.0)

	Net revenues			Segment EBITDA (1)
	For the Years Ended			For the Years Ended
	December 31, 2013	December 31, 2012	Increase (Decrease)	December 31, 2013	December 31, 2012	Increase (Decrease)
Affinion North America
Membership products	$531.9	$706.1	$(174.2)	$85.9	$125.2	$(39.3)
Insurance and package products	298.5	332.0	(33.5)	65.0	103.9	(38.9)
Loyalty products	169.8	155.6	14.2	67.0	54.6	12.4
Eliminations	(2.2)	(2.3)	0.1	—	—	—

Total North America	998.0	1,191.4	(193.4)	217.9	283.7	(65.8)
Affinion International
International products	336.7	303.2	33.5	9.8	19.6	(9.8)

Total products	1,334.7	1,494.6	(159.9)	227.7	303.3	(75.6)
Corporate	—	—	—	(23.1)	(18.1)	(5.0)
Impairment of goodwill and other long-lived assets	—	—	—	(1.6)	(39.7)	38.1

Total	$1,334.7	$1,494.6	$(159.9)	203.0	245.5	(42.5)

Depreciation and amortization				(113.9)	(184.5)	70.6

Income from operations				$89.1	$61.0	$28.1

(1)	See Reconciliation of Non-GAAP Financial Measures on Table 11 for a discussion of Segment EBITDA.

TABLE 11

AFFINION GROUP HOLDINGS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

TO GAAP FINANCIAL MEASURES (UNAUDITED)

(In millions)

Set forth below is a reconciliation of Affinion Holdings’ consolidated net cash provided by (used in) operating activities for the years and three months ended December 31, 2013 and 2012 to Affinion Holdings’ Adjusted EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net cash provided by (used in) operating activities	$1.2	$31.1	$(82.8)	$(4.8)
Interest expense, net	206.1	189.5	52.9	48.6
Income tax expense	13.6	10.2	1.4	1.3
Amortization of debt discount and financing costs	(12.7)	(11.0)	(3.3)	(2.9)
Unrealized loss on interest rate swaps	—	(1.2)	—	—
Provision for loss on accounts receivable	(2.7)	(6.9)	(2.7)	(6.9)
Deferred income taxes	(7.3)	(2.3)	(0.2)	1.6
Changes in assets and liabilities	28.4	72.3	52.6	11.6
Effect of purchase accounting, reorganizations, certain legal costs and net cost savings (a)	22.3	28.0	8.2	14.3
Other, net (b)	44.3	25.0	13.7	12.1

Adjusted EBITDA, excluding pro forma adjustments (c) (d)	293.2	$334.7	$39.8	$74.9

Effect of the pro forma adjustments (e)	13.6

Adjusted EBITDA, including pro forma adjustments (f)	$306.8

(a)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition, legal costs for certain legal matters and costs associated with severance incurred.
(b)	Eliminates (i) net changes in certain reserves, (ii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iii) the loss from an investment accounted for under the equity method, (iv) costs associated with certain strategic and corporate development activities, including business optimization, (v) consulting fees paid to Apollo and (vi) the impact of an adjustment related to the recognition of International retail revenue.
(c)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(d)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Back-Up and Travel acquisition. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on January 1, 2013 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing the 2010 senior notes, the 2013 senior subordinated notes and the Holdings 13.75%/14.5% PIK/toggle senior notes due 2018 (the “PIK/toggle senior notes”).
(e)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Back-Up and Travel acquisition as if such restructurings and cost savings initiatives had occurred on January 1, 2013.
(f)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (e) above.

TABLE 11 - cont’d

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss attributable to Affinion Group Holdings, Inc. for the years and three months ended December 31, 2013 and 2012 to Affinion Holdings’ Adjusted EBITDA.

	For the Years Ended		For the Three Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net loss attributable to Affinion Group Holdings, Inc.	$(135.5)	$(139.6)	$(83.7)	$(40.9)
Interest expense, net	206.1	189.5	52.9	48.6
Income tax expense	13.6	10.2	1.4	1.3
Non-controlling interest	0.4	0.7	0.1	0.2
Other (income) expense, net	(0.1)	0.2	(0.1)	—
Loss on extinguishment of debt	4.6	—	4.6	—
Depreciation and amortization	113.9	184.5	27.6	36.9
Effect of purchase accounting, reorganizations and non-recurring revenues and gains (a)	4.6	0.4	0.8	0.4
Certain legal costs (b)	7.5	12.3	3.5	10.3
Net cost savings (c)	10.2	15.3	3.9	3.6
Other, net (d)	67.9	61.2	28.8	14.5

Adjusted EBITDA, excluding pro forma adjustments (e) (f)	293.2	$334.7	$39.8	$74.9

Effect of the pro forma adjustments (g)	13.6

Adjusted EBITDA, including pro forma adjustments (h)	$306.8

(a)	Eliminates the effect of purchase accounting related to the Apollo Transactions and Back-Up and Travel acquisition.
(b)	Represents the elimination of legal costs for certain legal matters.
(c)	Represents the elimination of costs associated with severance incurred.
(d)	Eliminates (i) net changes in certain reserves, (ii) share-based compensation expense, (iii) foreign currency gains and losses related to unusual, non-recurring intercompany transactions, (iv) the loss from an investment accounted for under the equity method, (v) costs associated with certain strategic and corporate development activities, including business optimization, (vi) consulting fees paid to Apollo, (vii) facility exit costs, (viii) the impairment charge related to the goodwill, intangible assets and property and equipment of Prospectiv, (ix) the impact of an adjustment related to the recognition of International retail revenue and (x) debt refinancing expenses.
(e)	Adjusted EBITDA consists of income from operations before depreciation and amortization further adjusted to exclude non-cash and unusual items and other adjustments permitted in our debt agreements to test the permissibility of certain types of transactions, including debt incurrence. We believe that the inclusion of Adjusted EBITDA is appropriate as a liquidity measure. Adjusted EBITDA is not a measurement of liquidity or financial performance under U.S. GAAP and Adjusted EBITDA may not be comparable to similarly titled measures of other companies. You should not consider Adjusted EBITDA as an alternative to cash flows from operating activities determined in accordance with U.S. GAAP, as an indicator of cash flows, as a measure of liquidity, as an alternative to operating or net income determined in accordance with U.S. GAAP or as an indicator of operating performance.
(f)	Adjusted EBITDA, excluding pro forma adjustments, does not give pro forma effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the Back-Up and Travel acquisition. However, we do make such accretive pro forma adjustments as if such restructurings and cost savings initiatives had occurred on January 1, 2013 in calculating the Adjusted EBITDA under Affinion’s amended and restated senior secured credit facility and the indentures governing the Affinion senior notes, the Affinion 2013 senior subordinated notes and the PIK/toggle senior notes.
(g)	Gives effect to the projected annualized benefits of restructurings and other cost savings initiatives in connection with the and Back-Up and Travel acquisition as if such restructurings and cost savings initiatives had occurred on January 1, 2013.
(h)	Adjusted EBITDA, including pro forma adjustments, gives pro forma effect to the adjustments discussed in (g) above.

Set forth below is a reconciliation of Affinion Holdings’ consolidated net loss for the years and three months ended December 31, 2013 and 2012 to Affinion Holdings’ Segment EBITDA, defined as income from operations before depreciation and amortization.

	For the Years Ended		For the Three Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012
Net loss attributable to Affinion Group Holdings, Inc.	$(135.5)	$(139.6)	$(83.7)	$(40.9)
Interest expense, net	206.1	189.5	52.9	48.6
Income tax expense	13.6	10.2	1.4	1.3
Non-controlling interest	0.4	0.7	0.1	0.2
Other (income) expense, net	(0.1)	0.2	(0.1)	—
Loss on extinguishment of debt	4.6	—	4.6	—
Depreciation and amortization	113.9	184.5	27.6	36.9

Segment EBITDA	$203.0	$245.5	$2.8	$46.1